CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-238777 on Form S-6 of our report dated July 17, 2020, relating to the financial statement of FT 8811, comprising Market Strength Allocation Opportunity Portfolio, Series 14, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 17, 2020